Exhibit 99.1

A subsidiary of California Water Service Group

P.O. Box 384809, Waikoloa, HI 96738

April 26, 2022

Contact: Yvonne Kingman, 310-257-1434 (media)

Tom Smegal, 408-367-8200 (analysts)

For Immediate Release

HAWAII WATER SERVICE TO ACQUIRE KuKUI’ULA SOUTH SHORE

COMMUNITY SERVICES

waikoloa, Hawaii—Expanding its footprint on the island of Kauai, Hawaii Water Service (Hawaii Water) announced today that it has signed an agreement to acquire the assets of Kukui’ula South Shore Community Services (KSSCS). The acquisition by the California Water Service Group (NYSE: CWT) subsidiary is subject to satisfaction of customary closing conditions, including approval by the Hawaii Public Utilities Commission (HPUC).

Located in the Kukui’ula Resort region of southeast Kauai, KSSCS is a collection-only wastewater utility also regulated by the HPUC. As part of the acquisition, Hawaii Water will own and manage the utility, which currently serves about 440 residential, commercial, and resort customers, but is expected to be able to serve up to 1,500 connections upon buildout of the resort over the next 20 years. Wastewater from KSSCS is discharged to the Poipu Water Reclamation Facility owned by HOH Utilities, which Hawaii Water is also in the process of acquiring.

“At Hawaii Water, we are committed to providing quality, service, and value to all of our customers and operating in a manner that supports our communities and the environment,” said Martin A. Kropelnicki, President and CEO of Hawaii Water Service. “We appreciate the confidence KSSCS has in our team to provide the same to its customers, and we look forward to working together to complete the acquisition and welcome KSSCS customers to our ohana.”

In addition to the new KSSCS customers, Hawaii Water currently provides water and/or wastewater utility services to 6,200 customers—including a number of large resorts and condominium complexes—in the communities of Ka’anapali, Pukalani, and Kapalua on Maui; Kalaeloa on Oahu; along with Waikoloa and North Kona Coast on the Big Island. Hawaii Water’s employees provide services including meter reading, water quality testing, water and wastewater treatment, water system design and construction, and customer service.

Hawaii Water is a wholly owned subsidiary of California Water Service Group, which also includes California Water Service, New Mexico Water Service, Washington Water Service, and Texas Water Service, a utility holding company. Together, these companies provide regulated water and wastewater utility service to more than 2 million people in over 100 California, Hawaii, New Mexico, Texas, and Washington communities. Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available online at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment about the Company, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: ability to close the acquisition of KSSCS and the acquisition of the Poipu Water Reclamation Facility, integrate the business, and operate the KSSCS system in an effective and accretive manner; natural disasters, public health crises, pandemics, epidemics or outbreaks of a contagious disease, such as the outbreak of coronavirus (or COVID-19); governmental and regulatory commissions' decisions, including decisions on proper disposition of property; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief and other actions; changes in water quality standards; changes in environmental compliance and water quality requirements; electric power interruptions; housing and customer growth trends; the impact of opposition to rate increases; our ability to recover costs; availability of water supplies; issues with the implementation, maintenance or security of our information technology systems; civil disturbances or terrorist threats or acts; the adequacy of our efforts to mitigate physical and cyber security risks and threats; the ability of our enterprise risk management processes to identify or address risks adequately; labor relations matters as we negotiate with unions; changes in customer water use patterns and the effects of conservation; the impact of weather, climate, natural disasters, and diseases on water quality, water availability, water sales and operating results, and the adequacy of our emergency preparedness; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.

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